UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported):	November 2, 2023

Mr. Cooper Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14667		91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard	Coppell	Texas	75019
(Address of Principal Executive Offices)			(Zip Code)

(469)	549-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Mr. Cooper Group Inc. (the “Company,” “we” or “our”) with the Securities and Exchange Commission (the “SEC”) on November 2, 2023 (the “Original Report”).

Item 8.01    Other Events

On October 31, 2023, the Company determined that we had experienced a cybersecurity incident in which an unauthorized third party gained access to certain of our technology systems. Following detection of this incident, the Company initiated response protocols that included deploying containment measures involving shutting down certain systems as a precautionary measure. We have notified law enforcement, regulatory authorities, and other stakeholders, and we are working with our existing cyber security firms and retained additional cybersecurity experts to oversee our actions. Due to these and other measures, we believe we have contained the cyber threat.

We restarted servicing operations on Saturday, November 4, 2023, to include taking customer calls and payments, remitting to investors, and onboarding new loans. We expect our originations systems to be fully operational shortly, following reestablishment of connectivity with vendors and agencies, and we have already resumed buying Mortgage Servicing Rights (“MSRs”). Because our systems were not accessible from November 1 through November 4, many customers were unable to make payments or access their accounts. We announced to customers that they will not be subject to late fees, penalties or negative credit reporting related to late payments as a result of this incident.

We have initiated a thorough investigation to determine the cause and full extent of the incident. Our preliminary analysis found that certain customer data was exposed, however it will require additional analysis to validate this finding and quantify the scope and type of any such exposure.

While we cannot presently quantify the full extent of remediation and legal expenses associated with this cyber attack, we do not believe the impact will be material to our results of operations or financial conditions. We estimate fourth quarter earnings will include $5 to $10 million of additional vendor costs. Additionally, due to the precautionary shut-down of our systems, and the associated impact on operational revenues and expenses, we estimate that the originations segment will generate pretax operating earnings of $0 to -$10 million and that servicing segment will generate pretax operating earnings of $200 to $210 million, excluding MSR mark-to-market net of hedges. However, we expect that such operational impacts will be limited to fourth quarter.

Cautions Regarding Forward Looking Statements
Certain statements contained in this Current Report and/or the Original Report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future events, results or performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Future events and actual results and performance could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Factors that could cause actual events, results or performance to differ from forward-looking statements include legal, reputational, and financial risks resulting from this cyber incident, the Company’s ongoing investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation or otherwise, the potential impact of this incident on client relationships and the Company’s business, the extent of available insurance coverage, any potential regulatory inquiries and/or litigation to which the Company may become subject in connection with this incident, the extent of remediation and other additional costs that may be incurred by the Company in connection with this incident, and the risks set forth in Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC. The forward-looking statements in this document speak only as of this date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following is attached as an exhibit to this Current Report:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: November 9, 2023	By:	/s/ Kurt Johnson
Kurt Johnson
Executive Vice President & Chief Financial Officer